Conflict Minerals Report of STMicroelectronics N.V.

in accordance with

Rule 13p-1 under the Securities Exchange Act of 1934

EU Regulation 2017/821

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2023, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 and guidance in relation thereto promulgated by the Securities and Exchange Commission (the “SEC”) (collectively, the “Rule”) and EU Regulation 2017/821 laying down supply chain due diligence obligations for European Union importers of tin, tantalum and tungsten, their ores, and gold originating from conflict-affected and high-risk areas (the “Regulation”).

In this Report, references to “ST”, “we”, “us” and “Company” are to STMicroelectronics N.V. together with its consolidated subsidiaries, which includes its manufacturing facilities in and outside the European Union. Furthermore, the SEC defines “conflict minerals” as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten. The Regulation is applicable to European Union importers of certain minerals or metals, whereby (i) the minerals refer to ores and concentrates containing tin, tantalum, tungsten or gold and (ii) the metals refer to metals containing or consisting of tin, tantalum, tungsten or gold, specifically where these minerals or metals potentially originate from, or are linked to, conflict-affected and high-risk areas (“CAHRAs”) as defined by the Organisation of Economic Co-Operation and Development (the "OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the "OECD Guidance").

The term “conflict minerals” throughout this Report refers to the minerals and metals as covered by the Rule and the Regulation, regardless of such metals’ and minerals’ country of origin or whether they are financing or benefiting armed conflict or contributing to violations of international law, including human rights abuses. Further definitions are included in Annex I hereto.

The content of any website referenced in this Report is included for general information only and is not incorporated by reference in this Report.

In accordance with the Rule and the Regulation, this Report is available on our website at the following address: https://investors.st.com/financial-information/sec-filings.

1.	Company Overview

Business and products

We are a global semiconductor company that designs, develops, manufactures and markets a broad range of products used in a wide variety of applications for the four end-markets we address: automotive, industrial, personal electronics and communications equipment, computers and peripherals.

At December 31 2023, our reportable segments were[1] are as follows:

•	Automotive and Discrete Group (ADG) comprised of dedicated automotive integrated circuits (“ICs”), and discrete and power transistor products;
•	Analog, MEMS and Sensors Group (AMS), comprised of analog, smart power, MEMS sensors and actuators, and optical sensing solutions; and

1 We derive less than 0.075% of our total annual revenue from sales of promotional evaluation and development boards assembled by third party subcontractors, which represent prototypical system-level applications that include our integrated circuit products as well as components originating from third parties. These boards are useful to demonstrate the features and functionality of our semiconductor products and assist our customers in transitioning from initial prototype designs to final production releases. References herein to our “products” are to our integrated circuit products (excluding such boards) representing more than 99.9% of our total annual revenue.

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•	Microcontrollers and Digital ICs Group (MDG), comprised of general-purpose microcontrollers and microprocessors, connected security products (e.g. embedded secured elements and NFC readers), memories (e.g. serial and page EEPROM) and RF and Communications products.

Effective as of February 5, 2024, we re-organized our product groups and reportable segments to further accelerate our time-to-market and speed of product development innovation and efficiency and we have moved from three product groups and three reportable segments

(ADG, AMS and MDG), to two product groups and four reportable segments, as follows:

•	Analog, Power & Discrete, MEMS and Sensors, including two reportable segments (Analog Products, MEMS and Sensors and Power and Discrete Products); and
•	Microcontrollers, Digital ICs and RF products, including two reportable segments (Microcontrollers, and Digital ICs and RF Products).

A more detailed description of our product categories and the products relating to each category is contained in our Annual Report on Form 20-F and Dutch Annual Report in relation to the 2023 calendar year which was filed with the SEC on February 22, 2024, and the AFM (Dutch Financial Market Authority) on March 21, 2024, respectively.

Manufacturing processes

The manufacture of semiconductor products requires, among other things, the mastery of the properties of conductivity, isolation and/or amplification. The manufacturing of an integrated circuit can be divided into two phases. The first, wafer fabrication, is the extremely sophisticated and intricate process of manufacturing the silicon chip. The second, assembly, is the highly precise and automated process of packaging the silicon chip. Those two phases are commonly known respectively as “Front-End” and “Back-End”.

The manufacturing process of semiconductor products requires various materials, gases, and chemicals. We have identified tin, tantalum, tungsten, and gold (collectively, “3TG”) as being among the materials necessary to the functionality or production of certain of our products manufactured during the 2023 calendar year.

Supply chain

We are not engaged in the mining and trade of minerals, nor in any refining or smelting activities. We purchase materials, commodities, chemicals, and gases which potentially contain minerals and/or metals covered in the Rule and the Regulation as part of their composition. In general, we do not conduct business directly with smelters and refiners.

Because of our large size, the complexity of our products, and the depth, breadth, and constant evolution of our global supply chain, it is difficult and resource-intensive to identify actors upstream from our direct suppliers. Accordingly, we participate in several industry-wide initiatives as described in Section 2 below.

2.	Due Diligence Process

I. Establish strong company management systems

Conflict minerals policy

ST began to address the conflict minerals issue as early as 2007 by requiring our tantalum suppliers to confirm they were not sourcing metals from conflict areas. We are a member of the Responsible Business Alliance (the “RBA”), commit to the RBA’s Code of Conduct and integrate its principles in our internal policies and participate in the Responsible Minerals Initiative (the “RMI”). We require all our suppliers and subcontractors to provide evidence that they are not sourcing 3TG through any channels that fund armed groups or security forces or contribute to widespread and systematic violations of international law, including, human rights abuses.

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Our Policy Statement on Conflict Minerals and Responsible Minerals Sourcing (our “Policy Statement”) is regularly provided to our suppliers and is available at: www.st.com/conflict-free_minerals.

Our “Conflict Mineral Report” is issued annually and published on our website: https://investors.st.com/financial-information/sec-filings.

We also report on our conflict minerals program in our annual Sustainability Report which is available at: https://www.st.com/content/st_com/en/about/st_approach_to_sustainability/sustainability-reports.html.

Furthermore, the relevant Conflict Minerals Reporting Template (the “CMRT”) and the Extended Mineral Reporting Template (the “EMRT”) are provided on demand upon request of our customers through our online support portal https://ols.st.com/s/

The respective websites of the RBA and the RMI are accessible at http://www.responsiblebusiness.org/ and http://www.responsiblemineralsinitiative.org/.

Any grievance related to conflict minerals linked to ST can be reported through our Ethics Hotline. Operated by an independent third-party provider, it is reachable 24/7 online or by phone (with a multilingual offering): https://secure.ethicspoint.eu/domain/media/en/gui/104021/index.html.

Furthermore, generic grievances can be reported through the RMI grievance mechanism: https://www.responsiblemineralsinitiative.org/rmap/grievance-mechanism/.

Design of due diligence

Our due diligence measures have been designed to conform, in all material respects, to the framework in the OECD Guidance and the related supplements for tin, tantalum, tungsten and gold, as well as related RBA recommendations. The OECD is an international organization that is endorsed by the United Nations and currently offers the only recognized framework available for such use.

Management system

In addition to implementing our Policy Statement as outlined above, evidencing our senior management’s commitment to our conflict minerals program, we have implemented our conflict minerals management system in alignment with the OECD Guidance. We have established roles and duties within the Company’s relevant internal organizations involved in the program. The roles and duties established for several key internal organizations are outlined below.

Our Corporate Quality and Social Responsibility organizations are responsible for the following:

•	proactively working with our customers to define the scope and form of our conflict minerals disclosures;
•	defining the strategy and annual objectives related to the implementation of the conflict minerals program within the Company and the coordination thereof with the appropriate internal organizations responsible for sourcing and purchasing materials and subcontracted services and products (including our Global Procurement Organization);
•	establishing the appropriate internal and external communication content on these programs through the relevant and necessary media and in accordance with our internal processes, including, without limitation, our Policy Statement and dedicated content in our annual Sustainability Report, both of which are made available on our website; and
•	reviewing and updating our conflict minerals management procedures on a regular basis.

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Our Global Procurement Organization helps to implement our conflict minerals program by supporting the communication of Company requirements to our suppliers and monitoring our suppliers’ engagement and progress in relation to our conflict minerals program. As part of the engagement with our suppliers they commit to respond to our requests with regard to, amongst others, their adherence to the requirements of our conflict minerals program.

Our Global Outsourcing Business Management group helps to implement our conflict minerals program by supporting the communication of Company requirements to Back-End subcontractors and monitoring our subcontractors’ engagement and progress in relation to our conflict minerals program.

Our Wafer Foundry group supports our conflict minerals program by communicating our requirements to wafer foundries and by monitoring our subcontractors’ engagement and progress in relation to our conflict minerals program.

In addition, our conflict minerals program is included as part of our sustainability and quality strategies and is highlighted as a key objective for each of our relevant internal organizations, in addition to the key internal groups discussed above, as applicable within the scope of their respective activities. A working group with representatives from the principal organizations involved, regularly reviews the progress of the implementation of our conflict minerals program. Based on our needs and as appropriate for the situation, such working group implements the appropriate risk mitigation measures.

Industry wide initiatives

As we are a participating member of the RBA, we employ due diligence methodologies defined by a joint working group comprised of RBA and the Global e-Sustainability Initiative (the “GeSI”) representatives. Tools available for participants in the RBA include a template known as the CMRT. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT is used by many companies in their due diligence processes related to conflict minerals.

In addition, the RBA and the GeSI developed the RMI in 2010, which is a voluntary initiative in which an independent third-party audits smelter procurement and processing activities and determines if the smelter has provided sufficient documentation to demonstrate with reasonable confidence that the minerals it processed originated from conflict-free sources. In 2012, the RMI, the London Bullion Market Association (the “LBMA”) and the Responsible Jewellery Council (the “RJC”) announced their mutual cross-recognition of gold refiner audits. All three programs focus on independent third-party audits of refiners’ due diligence in conformity with the OECD Guidance, which recognizes refiners as a key “choke point” in the gold supply chain.

We, along with other leading participants in the electronics industry, rely on the RMI’s Responsible Minerals Assurance Process (the “RMAP”) or an equivalent industry-wide program for audits of smelters and/or refiners. Further details on this program are available on the RMI’s website at the address referenced above.

As a key element of our strategy, we only engage suppliers who declare to use minerals sourced from RMAP conformant smelters.

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In previous years we had reported on additional initiatives undertaken directly towards certain smelters, which at that time did not yet participate in the RMAP conformant smelters program, to influence them to seek full RMAP conformant smelters validation. Currently as the market has reached a sufficient maturity as it regards RMAP conformant smelters, and we require our suppliers and subcontractors to only source materials for us from RMAP conformant smelters we do not need to undertake such additional initiatives anymore.

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II. Identify and assess risks in the supply chain

Risk definition

We have identified the following risks:

Main downstream risks

•	Supplier not providing material composition
•	Supplier not conducting proper due diligence
•	Supplier declaring smelters list not linked to material sold (effects of multi-sourcing)
•	Use non-conformant smelters

Main upstream risks

•	Serious abuses associated with the extraction, transport, or trade of minerals:
-	Any form of torture, cruel, inhuman, and degrading treatment
-	Any form of forced or compulsory labor
-	The worst forms of child labor
-	Other gross human rights violations and abuses, such as widespread sexual violence
-	War crimes or other serious violations of international humanitarian law, crimes against humanity or genocide
•	Direct or indirect support to non-state armed groups
•	Direct or indirect support to public or private security forces
•	Bribery and fraudulent misrepresentation of the origin of minerals:
-	Money laundering
-	Non-payment of taxes, fees, and royalties to governments

Main additional risks

•	Environment (pollution, water consumption abstraction, tailings)
•	Health & Safety (occupational health and safety, community health and safety)

Risks related to red flag situations (situation where risks in supply chain are more likely to be found)

•	Red flag locations of mineral origin and transit:
-	The minerals originate from or have been transported via a conflict-affected or high-risk area;
-	The minerals are claimed to originate from a country that has limited known reserves, likely resources or expected production levels of the mineral in question (i.e., the declared volumes of mineral from that country are out of keeping with its known reserves or expected production levels); and
-	The minerals are claimed to originate from a country in which minerals from conflict-affected and high-risk areas are known to transit.
•	Supplier red flags:
-	The company’s suppliers or other known upstream companies have shareholder or other interests in companies that supply minerals from or operate in one of the above-mentioned red flag locations of mineral origin and transit; and
-	The company’s suppliers or other known upstream companies are known to have sourced minerals from a red flag location of mineral origin and transit in the last 12 months.

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Risk identification processes and tools

We have identified the above risks using the processes and tools as described below.

Risk	Risk identification
a) Main risk related to the Downstream supply chain	• Material Composition collection • Responsible Minerals Statement • Downstream Assessment Program (“DAP”)
b) Main risk related to the Upstream supply chain	• CMRT • Smelters Audits (“RMAP”)
c) Additional risks	• RMI & ST Grievance portal • Web watch
d) Red flag situations	• Reasonable Country of Origin Inquiry (“RCOI”) list • Smelters Audit (“RMAP”)

Risk identification methods

Below is a description of our risk identification methods:

•	Material Composition collection

We periodically ask our suppliers to provide the detailed material composition of the materials used in our manufacturing processes. That data allows us to identify the materials in scope of the RMI program.

If we do not receive this information from our suppliers, we check the material specification to find any useful information to determine the material composition.

In case the material specification does not disclose the presence of substances in scope of the RMI program, we check the material family to assess if the materials could potentially contain substances in scope of the RMI program.

•	Responsible Minerals Statement

During our annual survey, we deploy a questionnaire to our suppliers which allows us to:

-	Identify substances and suppliers in scope of the RMI program;
-	Share our requirements;
-	Check supplier’s alignment with our requirements; and
-	Assess risks at supplier level.

•	Downstream Assessment Program (“DAP”)

We are one of the first semi-conductor manufacturers to receive the DAP recognition for 3TG. In November 2021, we received the RMI’s DAP recognition, with a two-year validity, which validated our responsible minerals sourcing due diligence and practices.We were reassessed in November 2023 and revalidated beginning of 2024.

This international assessment organized by the RMI, offers independent third-party assurance for companies importing, amongst others, 3TG-containing products into the EU considering the Regulation. A further description of this assessment and the list of facilities that have completed it are accessible here: https://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/downstream -program/.

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Furthermore, we request our suppliers, in scope of the RMI program to pass the DAP to validate their Responsible Minerals Sourcing due diligence practices.

•	Conflict Minerals Reporting Template (“CMRT”)

We require a CMRT to our suppliers in three cases:

-	During our annual survey;
-	When a smelter’s conformance status changes; and
-	We require our suppliers to send us an updated CMRT in case their smelters list changes.

In the “Responsible Minerals Statement”, we detail our requirements related to the CMRT.

•	Smelters Audit

As an RMI member, we benefit from third-party audits organized by the RMI, the LBMA and the RJC. During the Smelters Audit, OECD red flag identification and mitigation are assessed. The audit results are aggregated in a list maintained by the RMI named the RMAP list. We crosscheck our suppliers’ CMRT with the RMAP list to identify any non-conformant smelters. Furthermore, we periodically receive notification from the RMI to highlight a smelter’s conformance change.

•	RMI Grievance portal

In our “Responsible Minerals Statement,” we encourage suppliers to initiate a grievance on the RMI portal, as referenced in Section 2.II. above, if they become aware of a violation of the OECD Guidance Annex II or other critical risk (https://mineralsgrievanceplatform.org/).

•	ST Grievance portal

Anyone can issue a grievance related to ST via our “Ethics Hotline”, as referenced in Section 2.II. above, which is operated by a third-party in order to guarantee an independent and objective process.

•	RCOI List

We use the RCOI list to identify the countries of origin of the minerals and the related risk classification. The RCOI list allows us to identify Red Flags associated to CAHRAs (including the Democratic Republic of the Congo and adjoining countries).

CMRT inquiry responses 2023

We conducted an inquiry, using the CMRT, with all the suppliers and subcontractors which we identified within our conflict mineral supply chain. All such suppliers and subcontractors responded to our due diligence inquiry. The below table shows the supplier responses and completion rate since 2017 as of December 31 of each year:

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CMRT inquiry responses 2023	2023	2022	2021	2020	2019	2018	2017
Supplier Template Completion Rate	100%	100%	100%	100%	100%	100%	100%
	141	154	137	124	124	128	126

We reviewed the responses received against criteria developed to determine which responses required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the CMRT.

We rely on the good faith efforts of our suppliers and subcontractors to provide us with reasonable representations of the processing facilities used to supply the necessary conflict minerals in our products. As a result of our inquiry via the CMRT, our suppliers and subcontractors reported to us a total of 230 smelters as sources of 3TG during the 2023 calendar year, 20 of which we had discontinued as sources as of December 31, 2023, as reflected in the Table 2 in section IV below.

The table below indicates the CMRT inquiry responses as of December 31 of each of the relevant years, indicating per metal: (i) the number of smelters declared; (ii) the percentage of declared smelters which were RMAP conformant; (iii) the percentage of declared active smelters; and (iv) the percentage of smelters not identified or not listed. Information relating to RMAP conformant smelters is extracted from the RBA/RMI database. The information presented in the below table represents the state of affairs as of December 31 of each relevant year but should not be interpreted as necessarily having applied consistently throughout the entire calendar year. Although we have received, and regularly continue to receive, updates to the RMAP conformance information presented in this table, we have presented it as of December 31 of each relevant year. Information on the smelters that we discontinued as sources during the calendar year, but before December 31, of each of the years 2017-2021 can be found in our conflict minerals report filed with the SEC as an exhibit to Form SD for that relevant year.

Year	Metal	Number of smelters declared	Percentage of smelters RMAP conformant declared	Percentage of active smelters declared	Percentage of smelters not identified or not listed
2023	Gold	86	100%	0%	0%
	Tantalum	32	100%	0%	0%
	Tin	60	100%	0%	0%
	Tungsten	32	100%	0%	0%
2022	Gold	98	100%	0%	0%
	Tantalum	34	100%	0%	0%
	Tin	58	100%	0%	0%
	Tungsten	39	100%	0%	0%
2021	Gold	63	100%	0%	0%
	Tantalum	33	100%	0%	0%
	Tin	54	98.15%	1.85%	0%
	Tungsten	39	100%	0%	0%
2020	Gold	107	100%	0%	0%
	Tantalum	37	100%	0%	0%
	Tin	53	100%	0%	0%
	Tungsten	42	100%	0%	0%
2019	Gold	102	100%	0%	0%
	Tantalum	39	100%	0%	0%
	Tin	72	100%	0%	0%
	Tungsten	40	100%	0%	0%
2018	Gold	99	100%	0%	0%
	Tantalum	39	100%	0%	0%
	Tin	73	100%	0%	0%
	Tungsten	40	100%	0%	0%
2017	Gold	86	100%	0%	0%
	Tantalum	17	100%	0%	0%
	Tin	62	100%	0%	0%
	Tungsten	32	100%	0%	0%

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The below table shows the status of all declared and identified smelters and refiners for the relevant years as per December 31 of each relevant year:

	2023	2022	2021	2020	2019	2018	2017
Percentage of smelters certified RMAP conformant	100%	100%	99.47%	100%	100%	100%	100%
	(210/210)	(229/229)	(188/189)	(239/239)	(253/253)	(251/251)	(197/197)
Currently participating, in communication or agreed to participate in audit process	N/A	N/A	0.53%	N/A	N/A	N/A	N/A
			(1/189)
Outreach Required	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Analysis of our products considering due diligence results

From the figures in the above table, we can conclude that 100% of the smelters declared to us by our suppliers and subcontractors which remained as our sources of 3TG as of December 31, 2023, were validated by the RMAP as being conformant as of December 31, 2023. We have included in Table 1 in section IV below a list of these processing facilities as well as their identification number as used by the RMAP.

20 of the 230 smelters declared to us by our suppliers and subcontractors were RMAP conformant at some point during calendar year 2023 but no longer qualified as such as of December 31, 2023 and 20 were therefore removed from our authorized sources of 3TG as of such date. We are not in a position to know whether a certain 3TG material which was used in the manufacture of a product during 2023 originated with one of such smelters before or after it lost its status as RMAP conformant. We have identified these smelters and the month during which we were notified of their removal from the RMAP conformance list in Table 2 in section IV below.

III. Design and implement a strategy to respond to identified risks

A key requirement to our supply chain, is to use only RMAP conformant smelters. By doing this we ensure that most of the risks identified are addressed. The following section details our mitigation strategy per identified risk.

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Risk mitigation

We have a risk mitigation plan to address the risks identified. In this plan, mitigation actions are detailed per category of identified risks.

We mitigate risks identified “upstream” by only working with RMAP conformant smelters and relying on the smelter audits. In case a smelter becomes non-conformant we remove it from our supply chain.

We mitigate risks identified “downstream” by continuously assessing and training our suppliers to ensure the reliability of their due diligence.

On a quarterly basis a standard report is communicated to our Sustainability Council, consisting of representatives of the following organizations within ST: Corporate Social Responsibility, Internal Communication, External Communication, Quality, Product Groups, Manufacturing, Sales, Compliance & Business Ethics, Procurement, Investor Relations and Finance.

This report details (i) the conflict minerals-related risks identified during the quarter, (ii) the mitigation actions taken and (iii) the conformance status and a list of delinquent suppliers which do not meet our mandatory requirements despite several risk mitigation efforts attempted from our side. The Sustainability Council should indicate further action to be taken to treat delinquent suppliers, which may include disengaging with a delinquent supplier after failed attempts at risk mitigation, although the latter has not yet been the case.

IV. Independent third-party audit of smelters

100% of the smelters declared to us by our suppliers and subcontractors which remained as our sources of 3TG as of December 31, 2023, were validated by the RMAP as being conformant based on independent third-party audits performed on these smelters. Included in the below table is a summary of the independent third-party audits performed on the processing facilities that were identified to us by our suppliers as potentially in our supply chain for 2023. The presence of a facility on this list does not mean that our products necessarily contained 3TGs processed by that facility. Location information for each processing facility is as reported by the RMAP as of December 31, 2023.

Lists of Processing Facilities

Table 1: Processing facilities, listed by smelter identification number, reported in our supply chain in relation to calendar year 2023 which were validated by the RMAP conformant smelters program as of December 31, 2023:

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Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor Name
CID000035	Gold	Agosi AG	GERMANY	LBMA RG / RJC
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN	RMI (members / partners)
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	LBMA RG
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	LBMA RG
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND	LBMA RG / RJC
CID000082	Gold	Asahi Pretec Corp.	JAPAN	LBMA RG
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA	LBMA RG
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	LBMA RG
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN	RMI (members / partners)
CID000113	Gold	Aurubis AG	GERMANY	LBMA RG
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	LBMA RG
CID000157	Gold	Boliden AB	SWEDEN	LBMA RG
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY	LBMA RG / RJC
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA	LBMA RG
CID000233	Gold	Chimet S.p.A.	ITALY	LBMA RG
CID000264	Gold	Chugai Mining	JAPAN	RMI (members / partners)
CID000401	Gold	Dowa	JAPAN	RMI (members / partners)
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	RMI (members / partners)
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	RMI (members / partners)
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	RMI (members / partners)
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	RMI (members / partners)
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	LBMA RG
CID000694	Gold	Heimerle + Meule GmbH	GERMANY	LBMA RG
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY	RMI (members / partners)
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	LBMA RG / RJC
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	LBMA RG
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	LBMA RG
CID000814	Gold	Istanbul Gold Refinery	TURKEY	LBMA RG
CID002765	Gold	Italpreziosi	ITALY	LBMA RG / RJC
CID000823	Gold	Japan Mint	JAPAN	LBMA RG
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA	LBMA RG
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	LBMA RG
CID000957	Gold	Kazzinc	KAZAKHSTAN	LBMA RG
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	LBMA RG
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	LBMA RG
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN	RMI (members / partners)
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	RMI (members / partners)

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Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor Name
CID002762	Gold	L'Orfebre S.A.	ANDORRA	RMI (members / partners)
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	LBMA RG
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	RMI (members / partners)
CID001113	Gold	Materion	UNITED STATES OF AMERICA	RMI (members / partners)
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	LBMA RG
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	RJC
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	LBMA RG / RJC
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	LBMA RG / RJC
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	LBMA RG / RJC
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND	LBMA RG / RJC
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	LBMA RG / RJC
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	LBMA RG
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN	LBMA RG
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	LBMA RG
CID001352	Gold	MKS PAMP SA	SWITZERLAND	LBMA RG
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	LBMA RG
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	LBMA RG
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	LBMA RG
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF	RMI (members / partners)
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN	LBMA RG
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	RJC
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	RMI (members / partners)
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE	RMI (members / partners)
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	LBMA RG
CID001498	Gold	PX Precinox S.A.	SWITZERLAND	LBMA RG
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	LBMA RG
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS	RMI (members / partners)
CID001534	Gold	Royal Canadian Mint	CANADA	LBMA RG
CID002290	Gold	SAFINA A.S.	CZECHIA	RMI (members / partners)
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	LBMA RG / RJC
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA	LBMA RG
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	LBMA RG
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	LBMA RG
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	LBMA RG
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	LBMA RG
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	RMI (members / partners)
CID002580	Gold	T.C.A S.p.A	ITALY	LBMA RG
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	LBMA RG
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN	LBMA RG
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	LBMA RG

13

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor Name
CID001955	Gold	Torecom	KOREA, REPUBLIC OF	RMI (members / partners)
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	LBMA RG
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	RMI (members / partners)
CID002003	Gold	Valcambi S.A.	SWITZERLAND	LBMA RG / RJC
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	LBMA RG
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY	RJC
CID002100	Gold	Yamakin Co., Ltd.	JAPAN	RMI (members / partners)
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN	RMI (members / partners)
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	LBMA RG
CID001076	Tantalum	AMG Brasil	BRAZIL	RMI (members / partners)
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	RMI (members / partners)
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA	RMI (members / partners)
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA	RMI (members / partners)
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN	RMI (members / partners)
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	RMI (members / partners)
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	RMI (members / partners)
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	RMI (members / partners)
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA	RMI (members / partners)
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	RMI (members / partners)
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	RMI (members / partners)
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	RMI (members / partners)
CID002539	Tantalum	KEMET de Mexico	MEXICO	RMI (members / partners)
CID002548	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	RMI (members / partners)
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	RMI (members / partners)
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL	RMI (members / partners)
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	RMI (members / partners)
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	RMI (members / partners)
CID001200	Tantalum	NPM Silmet AS	ESTONIA	RMI (members / partners)
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA	RMI (members / partners)
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	RMI (members / partners)
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	RMI (members / partners)
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN	RMI (members / partners)

14

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor Name
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND	RMI (members / partners)
CID002545	Tantalum	TANIOBIS GmbH	GERMANY	RMI (members / partners)
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	RMI (members / partners)
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	RMI (members / partners)
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA	RMI (members / partners)
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	RMI (members / partners)
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	RMI (members / partners)
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	RMI (members / partners)
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	RMI (members / partners)
CID000292	Tin	Alpha	UNITED STATES OF AMERICA	RMI (members / partners)
CID002773	Tin	Aurubis Beerse	BELGIUM	RMI (members / partners)
CID002774	Tin	Aurubis Berango	SPAIN	RMI (members / partners)
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	RMI (members / partners)
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	RMI (members / partners)
CID001070	Tin	China Tin Group Co., Ltd.	CHINA	RMI (members / partners)
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	RMI (members / partners)
CID003524	Tin	CRM Synergies	SPAIN	RMI (members / partners)
CID002570	Tin	CV Ayi Jaya	INDONESIA	RMI (members / partners)
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA	RMI (members / partners)
CID000402	Tin	Dowa	JAPAN	RMI (members / partners)
CID003831	Tin	DS Myanmar	MYANMAR	RMI (members / partners)
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	RMI (members / partners)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL	RMI (members / partners)
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	RMI (members / partners)
CID000468	Tin	Fenix Metals	POLAND	RMI (members / partners)
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	RMI (members / partners)
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	RMI (members / partners)
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	RMI (members / partners)
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	RMI (members / partners)
CID003387	Tin	Luna Smelter, Ltd.	RWANDA	RMI (members / partners)
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	RMI (members / partners)

15

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor Name
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	RMI (members / partners)
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	RMI (members / partners)
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL	RMI (members / partners)
CID001182	Tin	Minsur	PERU	RMI (members / partners)
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	RMI (members / partners)
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	RMI (members / partners)
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	RMI (members / partners)
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	RMI (members / partners)
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA	RMI (members / partners)
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA	RMI (members / partners)
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	RMI (members / partners)
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA	RMI (members / partners)
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA	RMI (members / partners)
CID003205	Tin	PT Bangka Serumpun	INDONESIA	RMI (members / partners)
CID001428	Tin	PT Bukit Timah	INDONESIA	RMI (members / partners)
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA	RMI (members / partners)
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA	RMI (members / partners)
CID001453	Tin	PT Mitra Stania Prima	INDONESIA	RMI (members / partners)
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA	RMI (members / partners)
CID001458	Tin	PT Prima Timah Utama	INDONESIA	RMI (members / partners)
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	RMI (members / partners)
CID003381	Tin	PT Rajawali Rimba Perkasa	INDONESIA	RMI (members / partners)
CID002593	Tin	PT Rajehan Ariq	INDONESIA	RMI (members / partners)
CID001460	Tin	PT Refined Bangka Tin	INDONESIA	RMI (members / partners)
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA	RMI (members / partners)
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA	RMI (members / partners)
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA	RMI (members / partners)
CID001486	Tin	PT Timah Nusantara	INDONESIA	RMI (members / partners)
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA	RMI (members / partners)
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA	RMI (members / partners)
CID001493	Tin	PT Tommy Utama	INDONESIA	RMI (members / partners)

16

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor Name
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL	RMI (members / partners)
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	RMI (members / partners)
CID001898	Tin	Thaisarco	THAILAND	RMI (members / partners)
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	RMI (members / partners)
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	RMI (members / partners)
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	RMI (members / partners)
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	RMI (members / partners)
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN	RMI (members / partners)
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	RMI (members / partners)
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL	RMI (members / partners)
CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	RMI (members / partners)
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	RMI (members / partners)
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	RMI (members / partners)
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY	RMI (members / partners)
CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	RMI (members / partners)
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	RMI (members / partners)
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN	RMI (members / partners)
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	RMI (members / partners)
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	RMI (members / partners)
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	RMI (members / partners)
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	RMI (members / partners)
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	RMI (members / partners)
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMI (members / partners)

17

Smelter Identification	Metal	Smelter Name	Smelter Country	Auditor Name
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	RMI (members / partners)
CID002543	Tungsten	Masan High-Tech Materials	VIET NAM	RMI (members / partners)
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	RMI (members / partners)
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	RMI (members / partners)
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	RMI (members / partners)
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	RMI (members / partners)
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	RMI (members / partners)
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	RMI (members / partners)

18

Table 2: Processing facilities, listed by smelter identification number, reported in our supply chain in relation to calendar year 2023 which no longer qualified as RMAP conformant or eligible as of December 31, 2023, and from which we have discontinued the sourcing of materials as of such date:

RMAP Smelter Identification Number	Metal	Smelter Name	Smelter Country	Month of communication Effective date reported by RMI (all in 2023)	Reason for non-conformance or non-eligibility
CID002763	Gold	8853 S.p.A.	ITALY	January	Non Conformant
CID002833	Tungsten	ACL Metais Eireli	BRAZIL	January	Non Conformant
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND	January	Non Conformant
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	January	Non Conformant
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	January	RMI Due Diligence Review - Unable to Proceed
CID002973	Gold	Safimet S.p.A	ITALY	January	Non Conformant
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	January	Non Conformant
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	February	Non Conformant
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND	March	Non Conformant
CID000769	Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	April	Non Conformant
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	May	Non Conformant
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	July	Ceased Operations
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	July	Ceased Operations
CID002547	Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	July	Ceased Operations
CID002761	Gold	SAAMP	FRANCE	July	Non Conformant
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	July	Ceased Operations
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	July	Non Conformant
CID002863	Gold	Bangalore Refinery	INDIA	August	Non Conformant
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	August	Non Conformant
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	September	Non Conformant

V. Reporting

We report on our responsible minerals program and performance through different channels, as highlighted in the below table:

19

Availability		Policy statement	CMRT	EMRT	Sustainability report	DFA (CMR)	Annual responsible mineral report
Public	st.com	x			x	x	x
Public	Inspectie Leefomgeving en Transport – Inspection living environment and transportation						x
Public	SEC				x	x
On demand			x	x

20

ANNEX I

DEFINITIONS

Acronym	Definition
CAHRA	Conflict-Affected and High-Risk Area
CMRT	Conflict Minerals Reporting Template
DAP	Downstream Assessment Program
LBMA	London Bullion Market Association
RJC	Responsible Jewellery Council
RMAP	Responsible Minerals Assurance Process
RMI	Responsible Minerals Initiative
RCOI	Reasonable Country of Origin Inquiry

Term	Definition
Conflict Minerals Reporting Template	The Conflict Minerals Reporting Template (CMRT) is a free, standardized reporting template developed by the Responsible Minerals Initiative (RMI) that facilitates the transfer of information through the supply chain regarding mineral country of origin and the smelters and refiners being utilized. The template also facilitates the identification of new smelters and refiners to potentially undergo an audit via the RMI’s Responsible Minerals Assurance Process (RMAP).
Downstream Assessment Program	The RMI Downstream Assessment Program provides a mechanism for companies to obtain independent validation of responsible sourcing practices. The assessment is based on the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.
Downstream	The metal supply chain from the stage following the smelters and refiners to the final product.
London Bullion Market Association	The LBMA set standards from the purity, form and provenance of the bars to the way in which they are traded.
Reasonable Country of Origin Inquiry	The purpose of a RCOI is to determine the origin of the conflict mineral, so the determination of whether it came from a covered country can be made.
Responsible Jewellery Council	RJC is the world’s leading standard-setting organization for the entire jewellery and watch industry.
Responsible Minerals Assurance Process	The RMAP uses an independent third-party assessment of smelter/refiner management systems and sourcing practices to validate conformance with RMAP standards.
Responsible Minerals operator	Person in charge to manage operationally the responsible minerals program.
Responsible Minerals Statement	Questionnaire deployed to our suppliers to check their alignment with requirements and evaluate some downstream risks.
RMAP standards	The RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance, the Regulation (EU) 2017/821 of the European Parliament and the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act.
Smelter / Refiner	According to the EU regulation, smelter and refiner means any natural or legal person performing forms of extractive metallurgy involving processing steps with the aim to produce a metal from a mineral.
Upstream	The mineral supply chain from the extraction sites to the smelters and refiners, inclusive.

21